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                                                                     Exhibit 5.4


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the use and incorporation by reference in the Prospectus and Registration Statement on Form F-10 of Enerplus Resources Fund of our report dated March 14, 2001 relating to the consolidated financial statements of EnerMark Income Fund for the years ended December 31, 2000 and 1999. We also consent to the reference to our firm under the heading of "Experts" in such Prospectus and Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants

Calgary, Alberta
November 14, 2002